Exhibit 10.2

RENEWAL OF

EMPLOYMENT AGREEMENT BETWEEN

GREGORY A. DUNCAN AND

SUSQUEHANNA BANCSHARES, INC.

As of Wednesday, January 16, 2002 employment of Gregory A. Duncan is hereby deemed to be renewed for three (3) years under the terms and conditions per the employment agreement dated March 14, 2001, but effective as of February 28, 2001, as amended.

The base salary as per Section 4.1 will be $286,000 per year.

Attest:	SUSQUEHANNA BANCSHARES, INC.

/s/ Lisa M. Cavage	By: /s/ William J. Reuter
Secretary	President and Chief Executive Officer

(SEAL)

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